UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 1, 2005
Date of Report (Date of earliest event reported)

Commission File	Exact Name of Registrant as Specified in Its Charter; State of Incorporation;	IRS Employer
Number	Address of Principal Executive Offices; and Telephone Number	Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street—37th Floor P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

1-1839	COMMONWEALTH EDISON COMPANY (an Illinois corporation) 10 South Dearborn Street – 37th Floor P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-4321	36-0938600

333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348 (610) 765-6900	23-3064219
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events.
Item 8.01. Other Events.
As previously reported, on February 25, 2005, Commonwealth Edison Company (ComEd) made filings at the Illinois Commerce Commission (ICC) for the procurement of electricity by ComEd after the current rate freeze ends on January 1, 2007 (the Procurement Case). Under the proposal, ComEd seeks ICC approval of a competitive bidding process to procure electricity for ComEd’s customers in the open market.
Also as previously reported, on August 31, 2005, ComEd filed a separate rate case with the ICC, including a request for an increase in the tariffs for delivery service effective January 2, 2007. This request is expected to increase the average residential customer’s monthly electric bill by approximately 6%, exclusive of the effect of the Procurement Case. This rate case also proposes procedures under which ComEd will allocate the costs from the Procurement Case among ComEd customers.
On August 31, 2005, Illinois Governor Blagojevich sent a letter to the ICC (the Governor’s letter) expressing his opposition to the energy procurement process proposed in the Procurement Case. On September 2, 2005, Frank M. Clark, President of ComEd, responded to the Governor’s letter. A copy of Mr. Clark’s letter is attached as Exhibit 99.1.
On September 1, 2005, the Illinois Attorney General, the Cook County State’s Attorney, the Citizen’s Utility Board and the Environmental Law & Policy Center filed a two-count complaint in the Chancery Division of the Circuit Court of Cook County against the ICC and the individual ICC commissioners (the Attorney General’s lawsuit). The first count asks that the defendants be required to show by what authority the ICC claims it could approve market-based rates for electric service that has not been “declared competitive” pursuant to Section 16-113 of the Illinois Public Utilities Act (PUA). The second count seeks a declaratory judgment that the ICC lacks authority to approve market-based rates for electric service that has not been “declared competitive” pursuant to Section 16-113 of the PUA, and seeks injunctive relief prohibiting ICC approval of proposals by ComEd and the Ameren Companies that would impose market-based rates on customers who have electric service that has not been “declared competitive” pursuant to Section 16-113 of the PUA. ComEd believes the claims are without merit. The legal argument underlying the Attorney General’s lawsuit is substantially similar to the legal argument presented to the administrative law judge, and to the ICC on appeal, and rejected by both, earlier this summer. ComEd intends to intervene in the Attorney General’s lawsuit, deny the allegations in the complaint and seek a determination that the ICC has appropriate legal authority to approve the proposed electricity procurement process pending before the ICC in the Procurement Case.
Under Illinois law enacted in 1997, ComEd is required, beginning in 2007, to purchase energy in the wholesale energy markets in order to meet the retail energy needs of ComEd’s customers because ComEd does not own any generation. Both the Governor’s letter and the Attorney General’s lawsuit assert that ComEd’s retail rates for electricity should not be based solely on its cost to procure energy and capacity in the wholesale market. If the price at which ComEd is allowed to sell energy beginning in 2007 is significantly below ComEd’s cost to procure electricity, there will be material adverse consequences to ComEd and, possibly, Exelon. Exelon and ComEd believe that these material adverse consequences could include, but may not be limited to, ComEd’s insolvency, loss of ComEd’s investment grade credit rating and a possible reduction in Exelon’s credit rating, limited or lost access for ComEd to credit markets to finance operations and capital investment, and loss of ComEd’s capacity to enter into bilateral long-term energy procurement contracts, which would likely force ComEd to procure electricity at potentially higher and more volatile prices in the spot market. Moreover, to the extent ComEd is not permitted to recover its costs, ComEd’s ability to maintain and improve service will diminish and reliability will be impaired.
The Governor’s letter and the Attorney General’s lawsuit can also be interpreted to suggest that Exelon or its subsidiary, Exelon Generation Company LLC, should be required to subsidize ComEd’s retail rates for electricity. Exelon and ComEd believe that any attempt to impose such a requirement would likely be inconsistent with both Federal and Illinois law including the Commerce, Due Process, and Supremacy clauses of the United States Constitution. ComEd intends to vigorously pursue its rate cases before the ICC. In light of efforts to deny ComEd the ability to recover its costs, Exelon and ComEd are actively exploring a number of legal actions, strategies and alternatives, in addition to opposing the Attorney General’s lawsuit and pursuing its rate cases, to ensure recovery of ComEd’s costs and mitigate the possible adverse effects. There can be no assurance that ComEd will prevail in opposition to the Governor’s letter or in litigation in opposition to the Attorney General’s lawsuit, or that the other legal actions, strategies and alternatives Exelon and ComEd are considering will be successful.
* * * * *
This combined Form 8-K is being furnished separately by Exelon, ComEd, and Exelon Generation Company, LLC (Generation). Information contained herein relating to any individual registrant has been furnished by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.
Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those factors discussed herein, as well as the items discussed in (a) the 2004 Annual Report on Form 10-K—ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Outlook and the Challenges in Managing Our Business for each of Exelon, ComEd and Generation, (b) the 2004 Annual Report on Form 10-K—ITEM 8. Financial Statements and Supplementary Data: Exelon—Note 20, ComEd—Note 15 and Generation – Note 16, (c) Exelon’s Current Report on Form 8-K filed on May 13, 2005, including those discussed in Exhibit 99.2 “Management’s Discussion and Analysis of Financial Condition and Results of Operation ” and Exhibit 99.3 “Financial Statements and Supplementary Data”, (d) Generation’s Current Report on Form 8-K filed on May 13, 2005, including those discussed in Exhibit 99.5 “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and Exhibit 99.6 “Financial Statements and Supplementary Data” and (e) other factors discussed in filings with the SEC by Exelon, ComEd and Generation. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. None of Exelon, ComEd or Generation undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION COMMONWEALTH EDISON COMPANY EXELON GENERATION COMPANY, LLC
/s/ J. Barry Mitchell
J. Barry Mitchell
Senior Vice President, Treasurer and Chief Financial Officer Exelon Corporation

September 6, 2005